                                                                    Exhibit 99.1

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
       FOR THE COPPERWELD BUSINESS FOR THE PERIOD ENDED FEBRUARY 28, 2003
                 AND FOR THE LTV INTEGRATED STEEL BUSINESS FOR
                         THE PERIOD ENDED MARCH 31, 2003



                                          :
IN RE:                                    :      CHAPTER 11
                                          :
LTV STEEL COMPANY, INC.,                  :      JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,         :      CASE NO. 00-43866
                          -- --           :
                           DEBTORS.       :      CHIEF JUDGE WILLIAM T. BODOH


         As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

         1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (March 2003) - Cash Receipts and Disbursements and Debtors' Cash Account Balances; Copperweld Business (February 2003) - Summarized Operating Results, Balance Sheet and Cash Flow.

         2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

         3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

         4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

         5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, and due prior to the commencement of the LTV Steel Asset Protection Plan, are current and have been paid in the ordinary course of business.

         6. No professional fees have been paid without specific court authorization.

         The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  April 21, 2003                            /s/ John T. Delmore
                                                  -----------------------------
                                                  John T. Delmore
                                                  Vice President and Controller
                                                  The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - March 2003
(Unaudited)
($ in Thousands)



Receipts                                                              $   2,355
                                                                      ---------

Disbursements:
             Labor                                                          383
             Healthcare                                                   1,096
             Non-labor plant expenditures                                   184
             Non-labor administrative expenditures                          222
             Taxes and other                                              2,139
             Interest and bank fees                                           2
                                                                      ---------
                Total                                                     4,026
                                                                      ---------

Receipts less Disbursements                                              (1,671)

Beginning cash balance                                                  164,432
                                                                      ---------
Ending cash balance                                                   $ 162,761
                                                                      =========



       See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION

Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - March 2003

On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million has been allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002 and a second closing related to the purchase of the inventory occurred in May 2002. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

Under the APP, the Debtors paid expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly wind down of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). Pursuant to the APP, the Debtors were also required to fund certain expenditures for professional fees and expenses.

On December 31, 2002, substantially all of the assets of the Pipe and Conduit Business, consisting of LTV Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation, were sold to Maverick Tube Corporation for cash of approximately $120 million plus the assumption of certain environmental and other obligations. On October 16, 2002, the Debtors' announced that they intend to reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. See Notes to Copperweld Business Balance Sheet.

In November 2002, the Debtors paid the DIP Lenders the remaining balance due for outstanding loans and in December 2002, the remaining letters of credit were cancelled or cash collateralized. Consequently, the Debtors have no remaining obligation to the DIP Lenders. Pursuant to an order of the Court entered on February 11, 2003, LTV Steel will continue the orderly liquidation and wind down of its businesses. At this time the Debtors are unable to estimate the amount of cash that will be available for distribution to administrative creditors, but LTV Steel believes it will not be able to pay all of its administrative claims in full and will not be able to provide any recovery to the unsecured creditors of LTV Steel. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the reorganization of the Copperweld Business, will not be sufficient to provide any recovery for common shareholders of The LTV Corporation.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - March 2003 (Unaudited)
($ in Thousands)




     National City Corporate                                $   1,845
     Mellon Bank Corporate                                      2,341
     JP Morgan Chase                                          158,173
     Outstanding Checks                                        (1,737)
     Merrill Lynch                                              1,818
     Other                                                        321
                                                            ---------
          Total                                             $ 162,761
                                                            =========

THE LTV CORPORATION
Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                                   2 Months ended
                                                     February 28
                                                ---------------------
                                                 2003          2002
                                                -------       -------
Revenues                                        $ 130.2       $ 126.5

EBIT                                              (11.7)          1.9

EBITDA                                             (5.4)          7.7
                                                =======       =======


See accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION
Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                                       February 28        December 31
                                                                          2003               2002
                                                                       -----------        -----------
Current Assets
     Cash and cash equivalents                                           $   0.7            $   5.1
     Receivables                                                           103.6               89.1
     Inventories                                                           139.2              148.6
     Prepaid and other current assets                                        5.3                3.2
                                                                         -------            -------
                                                                           248.8              246.0
                                                                         -------            -------

Non Current Assets
     Property, plant and equipment                                         351.8              350.1
     Intangible and other non current assets                               223.7              224.7
                                                                         -------            -------
        Total Assets                                                     $ 824.3            $ 820.8
                                                                         =======            =======

Current Liabilities
     Accounts payable                                                     $ 42.7            $  36.8
     Other accrued liabilities                                              35.9               40.8
     Current maturities of debt                                            265.1              259.1
                                                                         -------            -------
                                                                           343.7              336.7
                                                                         -------            -------

Non Current Liabilities                                                     61.5               58.4

Liabilities Subject to Compromise                                          453.0              451.1

Total Shareholder's Equity (Deficit)                                       (33.9)             (25.4)
                                                                         -------            -------
        Total Liabilities and Shareholder's Equity (Deficit)             $ 824.3            $ 820.8
                                                                         =======            ========


          See accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to Copperweld Business Balance Sheet  - February 2003

The Copperweld Business financial data for the periods presented is unaudited.

Prior to January 2003, LTV Copperweld had consisted primarily of two businesses
- (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively were referred to as the "LTV Copperweld Business". On December 31, 2002, substantially all the assets and liabilities of the Pipe and Conduit Business were sold. Any remaining assets and liabilities were retained by LTV Steel or The LTV Corporation and are not part of the ongoing Copperweld Business that is in the process of reorganization. Accordingly, the financial information for all periods presented excludes the Pipe and Conduit Business and only reflects the ongoing Copperweld Business. On October 16, 2002, the Debtors announced that they intend to reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. On December 9, 2002, Copperweld announced its decision to close the Portland Structural Tubing Operation and on February 28, 2003 relinquished occupancy of the facility to the lessor. The Debtors believe that the value obtained from the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation ("LTV").

In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Facility had a balance of $193.9 million that was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Copperweld Facility matures on May 16, 2003. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of February 28, 2003, borrowings outstanding under the Copperweld Facility were $265.1 million, including the $193.9 million term loan, and $.2 million of letters of credit were outstanding. Some of the borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility can not be used to fund expenses of LTV Steel's former integrated steel operations. The Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve certain EBITDA targets throughout the term of the agreement. In February and March 2003, the Copperweld Business did not meet its cumulative EBITDA target. The lenders granted waivers on the defaults; however, the waivers will become null and void if the Copperweld Business fails to hire a Chief Restructuring Officer and interim Chief Financial Officer acceptable to the lenders or fails to deliver monthly financial projections for each month through and including March, 2004 by April 30, 2003.

THE LTV CORPORATION
Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                                                         2 Months ended
                                                                                           February 28
                                                                                      ----------------------
                                                                                        2003           2002
                                                                                      -------         ------
Net Income (Loss)                                                                     $ (16.5)        $ (1.6)
Non Cash Special Charges                                                                    -              -
Depreciation and Amortization                                                             6.3            5.8
(Increase) Decrease in Receivables                                                      (14.5)         (13.3)
(Increase) Decrease in Inventories                                                        9.4           13.7
Increase (Decrease) in Payables                                                           5.9            1.2
Other Changes                                                                             0.9           (4.7)
                                                                                      -------         ------
      Cash Provided by Operations                                                        (8.5)           1.1
                                                                                      -------         ------

Investing Activities:
      Capital Expenditures                                                               (1.9)          (2.2)
                                                                                      -------         ------

Financing Activities:
      Borrowings under Copperweld Facility                                              135.7              -
      Roll-over of Term Loan                                                                -              -
      Payments on Borrowings under Revolver Portion of Copperweld Facility             (129.7)             -
      Debt Issuance Cost                                                                    -           (1.5)
      Payment of Intercompany Advances                                                      -              -
                                                                                      -------         ------
         Net Financing Activities                                                         6.0           (1.5)
                                                                                      -------         ------
Net Cash Flow                                                                         $  (4.4)        $ (2.6)
                                                                                      =======         ======


      See accompanying notes to Copperweld Business Balance Sheet.